CONSENT IN WRITING OF
BOARDS OF DIRECTORS OF
ECCO AUTO WORLD CORPORATION

IN LIEU OF AN ORGANIZATIONAL MEETING

November 20, 2017

Pursuant to Sections 78.315 and 78.320 of the Nevada Revised Statutes, the undersigned being the Directors of ECCO AUTO WORLD CORPORATION, a Nevada corporation (the “Company”), do hereby authorize, approve, and consent to the adoption of the following resolutions and the actions contemplated therein, without meeting:

1.	Issuance of shares

WHEREAS various subscribers have agreed to subscribe for and have paid for shares of common stock in the capital of the Company pursuant to the Company’s registration statement on Form S-1, which was declared effective on September 14, 2017;

THAT shares of common stock be issue to the following Individual and Companies:

Name	Share to issue	Payment	Per share price
Affinity Business Consulting Limited	10,000	$1,500.00	$0.15
Chai Fooi Chen	1,000	$150.00	$0.15
Chan Eu-Jinn	3,000	$450.00	$0.15
Chen Kok Foo	1,000	$150.00	$0.15
Cheryl Lim Pek Wen	5,070	$760.50	$0.15
Chik Wei Chin	5,060	$759.00	$0.15
Dennis Loh Yee Nam	5,000	$750.00	$0.15
Gan Kar Yeaw	5,060	$759.00	$0.15
Home Boutique International Limited	1,333,334	$200,000.00	$0.15
Jonathan Chung Jung Farn	3,000	$450.00	$0.15
Joyteam Group Limited	20,000	$3,000.00	$0.15
Lai Kuen Cheng	1,010	$151.50	$0.15
Lim Ek Hong	1,010	$151.50	$0.15
Lim Siew Yee	5,060	$759.00	$0.15
Loh Liang Ian	5,060	$759.00	$0.15
Loke Chan Thow	33,420	$5,013.00	$0.15
Low Yar Kee	5,000	$750.00	$0.15
Seah Chia Yee	4,000	$600.00	$0.15
Tan Inn Shen	10,000	$1,500.00	$0.15
Tan Lai Mun	3,000	$450.00	$0.15
Tan Lai Wei	2,000	$300.00	$0.15

Name	Share to issue	Payment	Per share price
Tee Kai Xing	5,070	$760.50	$0.15
Ten Jun Wen	1,010	$151.50	$0.15
Toh Yi Rhu	32,500	$4,875.00	$0.15
Tong Bee Leng	33,000	$4,950.00	$0.15
Wong Mew Chan	66,840	$10,026.00	$0.15
Woo Shuk Fong	33,000	$4,950.00	$0.15
Yap Pei Ling	30,000	$4,500.00	$0.15
Yeap Li Shan	2,030	$304.50	$0.15
Yee Chee Yong	5,110	$766.50	$0.15
Total	1,669,644	$250,446.60	$0.15

NOW, THEREFORE, BE IT:

RESOLVED, that the Initial Public Offering be closed as of the date first written above.

RESOLVED, that the Company be, and hereby is authorized to enter into subscription agreements to sell the Shares pursuant to the Initial Public Offering; and be it further

RESOLVED, that any and all actions taken by the officers and directors of the Company in connection with the foregoing resolutions be an hereby are approved and ratified as if approved prior to such actions being taken; and be it further

RESOLVED, that the proper officers be, and they and each of them hereby are, authorized and empowered, in the name of the Company and on its behalf, to do all such further acts and things and to execute, and deliver all such additional documents, instruments and certificates, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable for the purposes of carrying out the foregoing resolutions, any such determination to be conclusively evidenced by the doing by such officers of any such act or thing, or the execution and delivery by such officers of any such additional documents, instruments or certificates.

IN WITHNESS HEREOF, the undersigned have executed this Written Consent as of the date first written above.

BOARD OF DIRECTORS:

/s/ Jason Wong Chee Hon	/s/ Koh Kok Wei
Jason Wong Chee Hon Director, President, Treasurer and Secretary	Koh Kok Wei Director

/s/ Joson Yeo Hung Kwang	/s/ Koh Khee Ngiap
Joson Yeo Hung Kwang Director	Koh Khee Ngiap Director

/s/ Woo Shuk Fong
Woo Shuk Fong Director